As filed with the Securities and Exchange Commission on March 29, 2005
                                            Registration Number


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                      HEADLINERS ENTERTAINMENT GROUP, INC.
                ------------------------------------------------
               (Exact name of Registrant as specified in Charter)

        Delaware                                        84-1195628
   ------------------------------------------------------------------------
   (State of Incorporation)                   (I.R.S. Employer I.D. Number)

              501 Bloomfield Avenue, Montclair, New Jersey 07042
              --------------------------------------------------
                  (Address of Principal Executive Offices)

                         2005 EQUITY INCENTIVE PLAN
                         --------------------------
                            (Full Title of Plan)

                              EDUARDO RODRIGUEZ
                     Headliners Entertainment Group, Inc.
                            501 Bloomfield Avenue
                             Montclair, NJ 07042
                                (973) 233-1233
         --------------------------------------------------------
         (Name, Address and Telephone Number of Agent for Service)

                                  Copy to:
                             ROBERT BRANTL, ESQ.
                              322 Fourth Street
                             Brooklyn, NY 11215
                               (718) 768-6045

                       CALCULATION OF REGISTRATION FEE

Title of                       Proposed Maximum  Proposed Maximum  Amount
Securities      Amount         Offering          Aggregate         of
to be           to be          Price             Offering          Registration
Registered      Registered(1)  Share (2)         Price (2)         Fee
-------------------------------------------------------------------------------
Common Stock,   3,000,000 shares  $3.00          $9,000,000        $1,059.30
 $0.001 par
 value

(1) This Registration Statement also covers an indeterminable number of additional shares that may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend or similar capital adjustment, as required by the Plan.

(2) The price stated is estimated solely for purposes of calculation of the registration fee and is the product resulting from multiplying 3,000,000 shares by $3.00, the closing price of shares of the Common Stock on the OTC Bulletin Board on March 25, 2005.

                                 PART II

             INFORMATION REQUIRED IN THE REGISTRATION  STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Headliners Entertainment Group, Inc. is incorporating by reference the following document previously filed with the Securities and Exchange Commission:

     (a) Headliners' Annual Report on Form 10-KSB for the year ended December 31, 2003;

     (b) Headliners' Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004;

     (c)  Headliners' Current Report on Form 8-K dated May 29, 2004;

     (d)  Headliners' Current Report on Form 8-K dated June 28, 2004;

     (e) Headliners' Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004;

     (f) Headliners' Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004;

     (g)  Headliners' Current Report on Form 8-K dated December 8, 2004;

     (h)  Headliners' Current Report on Form 8-K dated January 26, 2005;

     (i)  Headliners' Current Report on Form 8-K dated February 9, 2005;

     (j)  Headliners' Current Report on Form 8-K dated March 3, 2005;

     (k)  Headliners' Current Report on Form 8-K dated March 7, 2005;

     (l)  Headliners' Current Report on Form 8-K dated March 14, 2005;

     (m)  Headliners' Current Report on Form 8-K dated March 15, 2005;

     (n)  Headliners' Current Report on Form 8-K dated March 16, 2005;

     (o)  Headliners' Current Report on Form 8-K dated March 21, 2005;

     (p)  Headliners' Current Report on Form 8-K dated March 22, 2005;

     (q) the description of Headliners's Common Stock contained in its Registration Statement on Form 10-SB.

     Headliners, Inc. is also incorporating by reference all documents hereafter filed by Headliners pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Robert Brantl, Esq., counsel to Headliners, has passed upon the validity of the shares registered pursuant to this Registration Statement. Mr. Brantl holds no interest in the securities of Headliners.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

     The Bylaws of Headliners provide that the corporation all indemnify its directors and officers to the maximum extent provided by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

4.1  2005 Equity Incentive Plan

5    Opinion of Robert Brantl, Esq.

23.1 Consent of Rosenberg Rich Baker Berman & Co., C.P.A., P.A.

23.2 Consent of Robert Brantl, Esq. is contained in his opinion, filed  as
     Exhibit 5.

Item 9.  Undertakings.

     Headliners hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Headliners pursuant to the provisions of the Delaware General Corporation Law or otherwise, Headliners has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Headliners of expenses incurred or paid by a director, officer or controlling person of Headliners in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Headliners will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act a nd will be governed by the final adjudication of such issue.


                              REOFFER PROSPECTUS

                      HEADLINERS ENTERTAINMENT GROUP, INC.

                        3,000,000 Shares of Common Stock


     The shares are being offered by persons who are officers, directors or otherwise control persons of Headliners, Inc. They acquired the shares from Headliners, either as the recipients of grants of stock or by exercising stock options issued to them by Headliners.

     The selling shareholders intend to sell the shares into the public market from time to time. The shareholders will negotiate with the market makers for Headliners's common stock to determine the prices for each sale. They expect each sale price to be near to the market price at the time of the sale.

     Headliners's common stock is listed for trading on the OTC Bulletin Board under the trading symbol "HLEG.OB."

    PURCHASE OF HEADLINERS COMMON STOCK INVOLVES RISK. PLEASE SEE "RISK FACTORS," WHICH BEGINS ON PAGE 2.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                    Headliners Entertainment Group, Inc.
                           501 Bloomfield Avenue
                            Montclair, NJ 07042
                               973-233-1233



               The date of this prospectus is March 29, 2005

                            TABLE OF CONTENTS

RISK FACTORS . . . . . . . . . . . . . . . . . . . -2-

SELLING SHAREHOLDERS . . . . . . . . . . . . . . . -6-

OTHER AVAILABLE INFORMATION. . . . . . . . . . . . -7-

INDEMNIFICATION. . . . . . . . . . . . . . . . . . -8-


                               RISK FACTORS

    You should carefully consider the risks described below before buying our common stock. If any of the risks described below actually occurs, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

     I.  RISKS ATTENDANT TO OUR BUSINESS

     WE MAY NOT BECOME PROFITABLE.

     Headliners Entertainment Group has incurred substantial operating losses during the past three years. In order to achieve profitability it will be necessary that we either expand operations to a point sufficient to cover overhead or establish new sources of revenue. Failing such developments, it is likely that we will continue to sustain net losses.

     WE MAY BE UNABLE TO SATISFY OUR CURRENT DEBTS.

     Primarily as a result of the operating losses experienced over the past three years, our debts are far in excess of the book value of our assets. At September 30, 2004 our debts totaled $5,687,792, and our liquid assets totaled $16,849. We are engaged in efforts to negotiate compromises and extensions with major creditors. If those negotiations are unsuccessful, however, our business may fail.

     WE LACK SUFFICIENT CAPITAL TO FULLY CARRY OUT OUR BUSINESS PLAN.

     In order to make our operations cost-efficient, it is necessary that we expand our operations. At the present time, however, our capital resources are sparse. In order to expand our operations, we will need an infusion of capital, since each new club requires a capital investment by Headliners, whether we acquire it or develop it ourselves. Sometimes it is an insignificant invest-ment, as when we license our name and services to outside investors. But often it is a substantial investment, as when we build a new club ourselves. At present, our only confirmed source of capital is our Standby Equity
Distribution Agreement with Cornell Capital Partners. However, the amount that we can obtain under that Agreement at current market prices for our common stock is limited. We will request additional loans from Cornell
Capital Partners for our immediate cash needs, but Cornell Capital Partners has no obligation to loan us money, particularly as we currently owe it $7,500,000. If we cannot obtain loans from Cornell Capital Partners or additional capital from other sources, it is unlikely that our business will ever be prosperous.

     IF WE ACQUIRE THE SIX ENTERTAINMENT PROPERTIES THAT WE HAVE CONTRACTED TO PURCHASE, OUR NEED FOR CAPITAL WILL INCREASE.

     We are currently under contract to acquire the entire equity in six dance clubs, two of which have been developed in conjunction with a Rascals Comedy Club. The contract also provides for the development of an additional dance club/comedy club complex in Hampton VA at a cost of $1.4 million. The parties also contemplate that they will build other such complexes in the coming years. The acquisitions will only occur if we are able to raise the necessary funds, specifically $1,908,000 that we are required to pay at the closing of the acquisitions. If the acquisitions do occur, payment of the purchase price and the development of additional clubs will require that Headliners obtain capital, most likely from the capital markets. Those capital-raising activities could have an adverse effect on the market for our common stock.

     CURRENT SHAREHOLDERS MAY SUFFER DILUTION AS A RESULT OF OUR FINANCING ACTIVITIES.

     If we are able to sell equity in Headliners Entertainment Group and raise the capital we need to grow, it is almost certain that the sale will occur at a price which is less than the market price for our common stock when the sale occurs. For example, our equity line of credit agreement with Cornell Capital Partners provides that we will sell shares to that entity at a price equal to 98% of the lowest daily volume-weighted average price during the five trading days after we put the shares to them. Because the market price of our shares is volatile, the price at which we sell to Cornell has to date generally been 80% to 90% of the market price on the date we made the put. In addition, we pay fees totaling 8% of the purchase price in connection with each put to Cornell, with the result that we generally obtain only 70% to 80% of the market price for shares we sell to Cornell Capital Partners.

     Other terms may be negotiated with investors which could have the effect of diluting the interest of current shareholders in the equity of Headliners Entertainment Group. For example, in May, June and July 2004, our relation ship with JHF Properties would have terminated if we could not obtain immediate funds to satisfy our commitment to JHF Properties. The only offers we received at that time were from 31 of the Selling Shareholders included in this prospectus, who agreed to purchase 65,833,324 shares for prices that ranged from 20% to 50% of the market price when the sales were effected. If such an urgent need for cash were to occur in the future, we might again be forced to sell our equity at below-market prices. Our Standby Equity Distribution Agreement with Cornell Capital Partners provides that Headliners is not permitted to sell its common stock at prices below the public bid. However, Cornell Capital Partners has waived that provision in the past, and may do so in the future if Headliners requires capital funds that can only be obtained by a below-market sale of equity. Such sales would dilute the equity of existing shareholders.

     Competition from well-capitalized companies involved in the comedy club business could hinder our growth.

    The comedy club business is dominated by a small number of well-known, well-financed companies. As we seek advantageous locations for our clubs, we may face competition from one or more of these competitors. If one of these well-established competitors were to make a concerted effort to secure a location, it would be very difficult for us to compete effectively. This may limit our access to business opportunities.

     Liability from lawsuits based on "dram shop" laws could exceed our insurance coverage.

     In most states where Headliners locates clubs, there will be liquor liability ("dram shop") laws. These laws vary from state to state. In general, dram shop laws impose liability on the proprietor of an establishment for damage caused by a customer of the establishment, if the service of alcoholic beverages by the establishment to that customer was a cause of the damage and the establishment service was negligent or otherwise culpable. Since we will serve alcoholic beverages in all of our clubs, we will be subject to the risk that lawsuits arising under dram shop laws could produce judgments that exceed our insurance coverage and imperil our capital.


     II.  RISKS ATTENDANT TO OUR MANAGEMENT

     OUR BUSINESS DEVELOPMENT WOULD BE HINDERED IF WE LOST THE SERVICES OF OUR PRESIDENT.

     Eduardo Rodriguez is the President of Headliners Entertainment Group.
Mr. Rodriguez is the only executive employed on a full-time basis by Headliners Entertainment Group. Mr. Rodriguez is responsible for strategizing not only our business plan but also the means of financing it. If Mr. Rodriguez were to leave Headliners Entertainment Group or become unable to fulfill his responsibilities, our business would be imperiled. At the very least, there would be a delay in the development of Headliners Entertainment Group until a suitable replacement for Mr. Rodriguez could be retained.

     IF OUR PLAN TO ACQUIRE SIX DANCE CLUBS AND DEVELOP OTHERS IS REALIZED, OUR SUCCESS WILL DEPEND ON THE MANAGEMENT SKILLS OF THE INDIVIDUALS WHO
NOW MANAGE THOSE DANCE CLUBS.

     We are under contract to acquire six dance clubs and build one additional club. The revenue from those clubs, if we acquire them, will far exceed the revenue we now realize from our comedy clubs. However, neither of our present officers has any experience in the business of operating dance clubs. If we acquire those clubs, we will rely on the two individuals from whom we are acquiring the dance clubs to provide us sound management in the future. If their services became unavailable, or if their management decisions were unsound, it would have a serious adverse effect on our business.

     HEADLINERS ENTERTAINMENT GROUP IS NOT LIKELY TO HOLD ANNUAL SHARE-HOLDER MEETINGS IN THE NEXT FEW YEARS.

     Delaware corporation law provides that members of the board of direc tors retain authority to act until they are removed or replaced at a meeting of the shareholders. A shareholder may petition the Delaware Court of Chancery to direct that a shareholders meeting be held. But absent such a legal action, the board has no obligation to call a shareholders meeting. Unless a shareholders meeting is held, the existing directors elect directors to fill any vacancy that occurs on the board of directors. The shareholders, therefore, have no control over the constitution of the board of directors, unless a shareholders meeting is held.

     Since it became a public company in 1999, Headliners Entermainment
Group has never held an annual or a special meeting of shareholders. The Board of Directors of Headliners Entertainment Group consists of the same individuals who served in 2000. Management does not expect to hold annual meetings of shareholders in the next few years, due to the expense involved. Therefore, any new members of the Board of Directors or any replacements for current mem bers will be nominated and elected by the present members of the Board.

     RELATED PARTY TRANSACTIONS MAY OCCUR ON TERMS THAT ARE NOT FAVORABLE TO HEADLINERS ENTERTAINMENT GROUP.

     Two members of our Board of Directors, Eduardo Rodriguez and Michael Margolies, directly and through their families, control 75% of the voting power of Headliners Entertainment Group. For the foreseeable future, therefore, they will control the operations of Headliners Entertainment Group. In the past they have been the Managers of limited liability companies that were senior secured creditors of Headliners and that owned the properties where Headliners' New Jersey restaurant clubs operated. It is possible that they will engage in other transactions with Headliners Entertainment Group. It is unlikely that they will obtain independent confirmation that the terms of such related party transactions are fair. If the terms are unfair to Headliners Entertainment Group, the transactions could harm our operating results.


     III.  RISKS ATTENDANT TO THE MARKET FOR OUR COMMON STOCK.

     THE VOLATILITY OF THE MARKET FOR HEADLINERS ENTERTAINMENT GROUP COMMON STOCK MAY PREVENT A SHAREHOLDER FROM OBTAINING A FAIR PRICE FOR HIS SHARES.

     Headliners Entertainment Group at the present time has fewer than 900 shareholders and only a small number of market makers. As a result, the market price for our common stock is volatile, at times moving over 50% in one day. Unless and until the market for our common stock grows and stabilizes, the common shares you purchase will remain illiquid. A shareholder in Headliners Entertainment Group who wants to sell his shares, therefore, runs the risk that at the time he wants to sell, the market price may be much less than the price he would consider to be fair.

     THE RESALE OF SHARES ACQUIRED BY CORNELL CPAITAL PARTNERS FROM HEADLINERS ENTERTAINMENT GROUP MAY REDUCE THE MARKET PRICE OF HEADLINERS' SHARES.

     Headliners and Cornell Capital Partners are parties to a Standby Equity Distribution Agreement that became effective on January 8, 2004. The agreement provides that Headliners may sell shares to Cornell Capital Partners for up to $30,000,000. To date, we have sold a total of 59,468,007 shares to Cornell Capital Partners pursuant to earlier agreements between Headliners and Cornell Capital Partners and received $2,215,000. Cornell Capital Partners resold most of these shares into the public market. During the twelve month period in which these transactions took place, the market price of Headliners' common stock fell from $500 per share (adjusted to reflect the subsequent 1-for-1000 reverse stock split) on January 8, 2004 to $11.00 on January 24, 2005, a reduction of almost 98%.

     Headliners currently owes Cornell Capital Partners over $7,500,000. In order to satisfy those debts, we expect to issue additional shares of common stock to Cornell Capital Partners. Ii is likely that resale of those shares by Cornell Capital Partners will further reduce the market price for our common stock.
                                    -5-

     HEADLINERS ENTERTAINMENT GROUP WILL BE QUOTED ON THE OTC BULLETIN BOARD FOR THE IMMEDIATE FUTURE.

     Headliners Entertainment Group does not meet the eligibility require ments for listing on the NASDAQ Stock Market. Until we meet those standards and are accepted into the NASDAQ Stock Market, or unless we are successful in securing a listing on the American Stock Exchange or some other exchange, Headliners Entertainment Group common stock will be quoted only on the OTC Bulletin Board. Such a listing is considered less prestigious than a NASDAQ Stock Market or an exchange listing, and many brokerage firms will not recom mend Bulletin Board stocks to their clients. This situation may limit the liquidity of your shares.

     ONLY A SMALL PORTION OF THE INVESTMENT COMMUNITY WILL PURCHASE "PENNY STOCKS" SUCH AS HEADLINERS COMMON STOCK.

     Headliners' common stock is defined by the SEC as a "penny stock" because it trades at a price less than $5.00 per share. Many brokerage firms will discourage their customers from purchasing penny stocks, and even more brokerage firms will not recommend a penny stock to its customers. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not consider a purchase of a penny stock due, among other things, to the negative reputation that attends the penny stock market.
As a result of this widespread disdain for penny stocks, there will be a limited market for Headliners' common stock as long as it remains a "penny stock." This situation may limit the liquidity of your shares.

     ISSUANCE OF COMMON STOCK AND EQUIVALENTS BY HEADLINERS MAY DILUTE THE VALUE OF OUTSTANDING SHARES AND REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

     Throughout the past three years, Headliners has made a number of arrangements with its officers and directors that resulted in a total of 7,865,000 shares of our common stock being issued to them or to their affiliates. In addition, we have also during the same three years satisfied debts and compensated our professional advisors and others by issuing a total
of 2,446,108 shares of common stock to them.   Until we have sufficient
capital resources that we can afford to settle all of our debts in cash and to pay cash for all of the services we need, we will continue to issue stock for these purposes.

     When we issue stock to affiliates or to compensate advisors, we value the stock at current market value, and we do not intend to vary from that practice in the future. When we issue stock to settle debts, we must negotiate the valuation with our creditor, and there is a risk that we may in the future be forced to issue stock at below-market value in order to settle a pressing debt. To date, however, we have been successful in negotiating a valuation at current market value. Nevertheless, any or all of these transactions could have the effect of diluting the value of our outstanding shares by reducing the per-share interest of our current shareholders in the company. In addition, the market for our shares may be adversely affected by the issuance of additional shares.


                             SELLING SHAREHOLDERS

    The table below contains information regarding the individuals who are using this prospectus to offer common shares.
                                                                   Percentage
                                                                   of
                           Shares       Number       Shares        Class
                           Owned        of Shares    Owned         Held
Selling                    Before       Shares       After         After
Shareholder   Position     Offering (1) Offered      Offering      Offering
-----------------------------------------------------------------------------

     OTHER AVAILABLE INFORMATION

     Headliners Entertainment Group, Inc. is incorporating by reference the following document previously filed with the Securities and Exchange Commission:


     (a) Headliners' Annual Report on Form 10-KSB for the year ended December 31, 2003;

     (b) Headliners' Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004;

     (c)   Headliners' Current Report on Form 8-K dated May 29, 2004;

     (d)   Headliners' Current Report on Form 8-K dated June 28, 2004;

     (e) Headliners' Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004;

     (f) Headliners' Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004;

     (g)   Headliners' Current Report on Form 8-K dated December 8, 2004;

     (h)   Headliners' Current Report on Form 8-K dated January 26, 2005;

     (i)   Headliners' Current Report on Form 8-K dated February 9, 2005;

     (j)   Headliners' Current Report on Form 8-K dated March 3, 2005;

     (k)   Headliners' Current Report on Form 8-K dated March 7, 2005;

     (l)   Headliners' Current Report on Form 8-K dated March 14, 2005;

     (m)   Headliners' Current Report on Form 8-K dated March 15, 2005;

     (n)   Headliners' Current Report on Form 8-K dated March 16, 2005;

     (o)   Headliners' Current Report on Form 8-K dated March 21, 2005;

     (p)   Headliners' Current Report on Form 8-K dated March 22, 2005;

     (q) the description of Headliners's Common Stock contained in its Registration Statement on Form 10-SB.

     Headliners is also incorporating into this prospectus by reference all documents hereafter filed by Headliners pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, until the termination of this offering.

     Upon written or oral request, Headliners will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any and all information that has been incorporated into this prospectus by reference. We will provide the information at no cost to the person who re quests it. Any such request should be made to Eduardo Rodriguez, President, Headliners, Inc., 501 Bloomfield Avenue, Montclair, NJ 07042, telephone: 973-233-1233.

     Headliners files with the Securities and Exchange Commission annual, quarterly and current reports, proxy statements and other information, which
may assist you in understanding our company.   In addition, we have filed a
registration statement on Form S-8, including exhibits, with respect to the shares to be sold in the offering.

     You may read and copy the registration statement or any reports, statements or other information that we file at the Commission's Public Refer-ence Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our Commission filings, including the registration statement, are also available to you on the Commission's Web site at http://WWW.SEC.GOV.
                                    -7-

                              INDEMNIFICATION

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

     The Bylaws of Headliners provide that the corporation shall indemnify its directors and officers to the maximum extent provided by the Delaware General Corporation Law.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provision or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                     *       *       *       *       *

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Headliners Entertainment Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montclair and the State of New Jersey on the 28th day of March, 2005.

                                 HEADLINERS ENTERTAINMENT GROUP, INC.


                                 By:/s/Eduardo Rodriguez
                                 ------------------------------
                                 Eduardo Rodriguez
                                 Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities indicated on March 28, 2005.

       Name                              Title


/s/Eduardo Rodriguez              President (Chief Executive Officer,
-----------------------            Chief Financial Officer, Chief Accounting
Eduardo Rodriguez                  Officer), Director


/s/Michael Margolies              Director
-----------------------
Michael Margolies



                               INDEX TO EXHIBITS

4.1  2005 Equity Incentive Plan

5    Opinion of Robert Brantl, Esq.

23.1 Consent of Rosenberg Rich Baker Berman & Co., C.P.A., P.A.

23.2 Consent of Robert Brantl, Esq. is contained in his opinion, filed as
     Exhibit 5.